Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 5 of Form S-1 of our report dated March 20, 2025, relating to the consolidated financial statements of Rubber Leaf Inc. (the Company), which is included in the Registration Statement on the Form S-1 Amendment No. 5.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

Rowland Heights, California

December 22, 2025